                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 19, 2000


                              PLX TECHNOLOGY, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                     -------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             0-25699                                    94-3008334
     ------------------------             ------------------------------------
     (Commission File Number)             (I.R.S. Employer Identification No.)



   390 Potrero Avenue Sunnyvale, CA                     94086
--------------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)


                                 (408) 774-9060
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
           ----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On May 19, 2000, pursuant to the Agreement and Plan of Merger, dated as of April 19, 2000, by and among PLX Technology, Inc. ("PLX"), a Delaware corporation (the "Registrant"), OKW Technology Corporation, a Delaware corporation ("Merger Sub"), and Sebring Systems, Inc., a privately held Delaware corporation ("Sebring") (the "Agreement"), the Registrant completed the merger of Merger Sub, a wholly-owned subsidiary of the Registrant, with and into Sebring, with Sebring being the surviving corporation of the merger and becoming a wholly-owned subsidiary of the Registrant. The transaction was closed on May 19, 2000 and is being accounted for as a purchase transaction.

        As consideration for the transaction, the Registrant issued an aggregate of 960,931 shares of the Registrant's common stock, $0.001 par value, in exchange for the outstanding shares of capital stock of Sebring, subject to the withholding of 10% of such shares in escrow in accordance with the terms of the Agreement, not including consideration for shares of capital stock of Sebring held by the Registrant prior to the acquisition. At the effective time of the merger, all outstanding options and warrants to purchase shares of Sebring common stock were automatically converted into options and warrants to purchase 629,650 shares of the Registrant's common stock based upon the conversion factor set forth in the Agreement with corresponding adjustment to their respective exercise prices.

        The Registrant currently intends that Sebring's business will continue to be operated in its current manner. Certain of the assets of Sebring were used in the design and manufacture of silicon switch fabric interconnect solutions, and the Registrant currently intends to use such assets in substantially the same manner.

        The total value of consideration paid for the purchase transaction was determined based on arm's length negotiations between the Registrant and Sebring, which took into account Sebring's financial position, operating history, products, intellectual property and other factors relating to Sebring's business and certain income tax aspects of the transaction. Prior to the transaction, D. James Guzy, Sr., the Registrant's Chairman of the Board of Directors held a position on the Board of Directors of Sebring. Mr. Guzy and Timothy Draper, directors of the Registrant, were also significant stockholders of Sebring. In addition, Eugene Flath and Young K. Sohn, directors of the Registrant held shares of Sebring stock. Prior to entering into the May 19th Agreement, the Registrant had also been granted a security interest in substantially all of Sebring's assets in exchange for agreeing to loan up to $1,500,000 to Sebring.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired

The following historical financial information of Sebring Systems, Inc. is filed herewith on the pages listed below:

Report of Independent Public Accountants ...............................       5
Balance Sheets .........................................................       6
Statements of Operations ...............................................       7
Statements of Stockholders' Equity .....................................       8
Statements of Cash Flows ...............................................       9
Notes to Financial Statements ..........................................      10

(b)     Pro Forma Financial Information

The following unaudited pro forma combined financial information of PLX Technology, Inc. and Sebring Systems, Inc. is filed herewith on the pages listed below:

Unaudited Pro Forma Combined Statements of Operations ..................      17
Unaudited Pro Forma Combined Balance Sheet .............................      19
Notes to Unaudited Pro Forma Combined Financial Statements .............      20

(c)       Exhibits

EXHIBIT NO.             DESCRIPTION
-----------             -----------
    2.1                 Agreement and Plan of Merger dated April 19, 2000 by and
                        among PLX Technology, Inc., OKW Technology Acquisition
                        Corporation and Sebring Systems, Inc. (INCORPORATED BY
                        REFERENCE TO EXHIBIT 2.1 TO FORM 8-K AS FILED MAY 30,
                        2000)

    23.1                Consent of Arthur Andersen LLP, Independent Public
                        Accountants

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PLX TECHNOLOGY, INC.
                                            (the Registrant)


                                            By: /s/ MICHAEL SALAMEH
                                                --------------------------------
                                                Michael Salameh
                                                President

Dated:  August 2, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Sebring Systems, Inc.:

We have audited the accompanying balance sheets of Sebring Systems, Inc. (a Delaware corporation in the development stage) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and for the periods from inception (February 10, 1997) to December 31, 1997 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sebring Systems, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the periods from inception (February 10, 1997) to December 31, 1997 and 1999, in accordance with accounting principles generally accepted in the United States.

                                                         /s/ ARTHUR ANDERSEN LLP

San Jose, California
May 19, 2000

                             SEBRING SYSTEMS, INC.
                         (A Development Stage Company)

                                 BALANCE SHEETS


                                                                                    DECEMBER 31,       DECEMBER 31,
                                                                                        1999               1998
                                                                                    ------------       ------------
ASSETS

Current assets:
  Cash and cash equivalents                                                         $  2,426,883       $  3,789,848
  Prepaid expenses and other                                                              69,602             30,755
                                                                                    ------------       ------------
              Total current assets                                                     2,496,485          3,820,603

Property and equipment, net                                                            1,202,208            755,548
Other noncurrent assets                                                                   26,500             39,750
                                                                                    ------------       ------------
              Total assets                                                          $  3,725,193       $  4,615,901
                                                                                    ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                  $    396,341       $    294,442
  Accrued compensation and benefits                                                      169,514             68,008
  Current portion of capital lease obligations                                           122,997               --
  Deferred revenue                                                                          --              250,000
  Accrued liabilities                                                                     67,825             56,486
                                                                                    ------------       ------------
              Total current liabilities                                                  756,677            668,936

Capital lease obligations, net of current portion                                        434,761               --
                                                                                    ------------       ------------
              Total liabilities                                                        1,191,438            668,936
                                                                                    ------------       ------------
Commitments (Note 3)

Stockholders' equity:
  Series A convertible preferred stock, $0.01 par value, aggregate liquidation preference of $700,000
        Authorized, issued and outstanding - 312,497 shares as of
        December 31, 1999 and 1998                                                         3,125              3,125
  Series B convertible preferred stock, $0.01 par value, aggregate liquidation preference of $5,499,999
        Authorized - 583,198 shares as December 31, 1999
        Issued and outstanding - 578,451 shares as of
        December 31, 1999 and 1998                                                         5,785              5,785
  Series C convertible preferred stock, $0.01 par value, aggregate liquidation preference of $3,999,999
        Authorized - 8,500,000 shares as December 31, 1999
        Issued and outstanding - 6,472,483 and 0 shares as of
        December 31, 1999 and 1998, respectively                                          64,725               --
  Common stock, $0.005 par value
        Authorized - 16,208,605 shares as of December 31, 1999
        Issued and outstanding - 783,667 and 788,082 shares as of
        December 31, 1999 and 1998, respectively                                           3,918              3,940
     Additional paid-in capital                                                       10,259,973          6,287,693
     Notes receivable from stockholders                                                  (88,393)           (85,714)
     Deficit accumulated during development stage                                     (7,715,378)        (2,267,864)
                                                                                    ------------       ------------
              Total stockholders' equity                                               2,533,755          3,946,965
                                                                                    ------------       ------------
              Total liabilities and stockholders' equity                            $  3,725,193       $  4,615,901
                                                                                    ============       ============

The accompanying notes are an integral part of these financial statements.

                             SEBRING SYSTEMS, INC.
                         (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                                              FOR THE PERIOD      FOR THE PERIOD
                                                                              FROM INCEPTION      FROM INCEPTION
                                                                               (FEBRUARY 10,       (FEBRUARY 10,
                                           YEAR ENDED        YEAR ENDED          1997) TO            1997) TO
                                          DECEMBER 31,      DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                              1999              1998               1997                1999
                                          ------------      ------------      --------------      --------------
Revenues (Note 4)                         $   375,000       $      --         $       80,269      $      455,259
                                          -----------       -----------       --------------      --------------

Operating expenses:
  Research and development                  4,598,180         1,192,086              410,325           6,200,591
  General and administrative                1,007,859           419,076               26,370           1,453,305
  Sales and marketing                         299,192           323,831               69,467             692,490
                                          -----------       -----------       --------------      --------------
            Total operating expenses        5,905,231         1,934,993              506,162           8,346,386
                                          -----------       -----------       --------------      --------------
            Loss from operations           (5,530,231)       (1,934,993)            (425,893)         (7,891,117)

Interest income and other, net                 82,717            80,868               12,154             175,739
                                          -----------       -----------       --------------      --------------
            Net loss                      $(5,447,514)      $(1,854,125)      $     (413,739)     $   (7,715,378)
                                          ===========       ===========       ==============      ==============

The accompanying notes are an integral part of these financial statements.

                             SEBRING SYSTEMS, INC.
                         (A Development Stage Company)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
     For the Period from Inception (February 10, 1997) To December 31, 1999


                                                                    Convertible Preferred Stock
                                    --------------------------------------------------------------------------------------------
                                             Series A                         Series B                        Series C
                                    ----------------------------    ----------------------------    ----------------------------
                                       Shares          Amount          Shares          Amount          Shares          Amount
                                    ------------    ------------    ------------    ------------    ------------    ------------
Balances at Inception
  (February 10, 1997)                       --      $       --              --      $       --              --      $       --

  Issuance of common stock at
    $0.10 per share in March
    1997 for cash                           --              --              --              --              --              --
  Conversion of warrants to
    common stock at $6.00 per
    share in March 1997                     --              --              --              --              --              --
  Issuance of common stock to
    founders and officers at
    $0.20 per share in June
    1997 for notes receivable               --              --              --              --              --              --
  Issuance of common stock at
    $0.134 per share in June
    1997 for cash                           --              --              --              --              --              --
  Issuance of common stock at
    $0.20 per share in June
    1997 for notes receivable               --              --              --              --              --              --
  Issuance of Series A
    convertible preferred
    stock at $2.24 per share
    in June 1997 for cash                312,497           3,125            --              --              --              --
  Repurchase of common stock
    at $0.20 per share in
    November 1997                           --              --              --              --              --              --
  Write-off of note receivable
    from stockholder                        --              --              --              --              --              --
  Net loss                                  --              --              --              --              --              --
                                    ------------    ------------    ------------    ------------    ------------    ------------
Balances at December 31, 1997            312,497           3,125            --              --              --              --

  Issuance of common stock to
    consultant at $1.00 per
    share rendered in June and
    September 1998 for services             --              --              --              --              --              --
  Issuance of Series B
    convertible preferred stock
    at $9.508 per share from
    June to August 1998 for
    cash, net of issuance
    costs of $82,982                        --              --           578,451           5,785            --              --
  Net loss                                  --              --              --              --              --              --
                                    ------------    ------------    ------------    ------------    ------------    ------------
Balances at December 31, 1998            312,497           3,125         578,451           5,785            --              --

  Issuance of common stock to
    directors at $1.00 per
    share from July to October
    1999 for services rendered              --              --              --              --              --              --
  Issuance of common stock to
    consultants at $1.00 per
    share in June to September
    1999 for services rendered              --              --              --              --              --              --
  Issuance of Series C
    convertible preferred stock
    at $0.618 per share in
    November 1999 for cash, net
    of issuance costs of $27,520            --              --              --              --         6,472,483          64,725
  Issuance of common stock to
    consultants at $0.20 per
    share in December 1999 for
    services rendered                       --              --              --              --              --              --
  Exercise of stock options at
    $1.00 per share in August
    1999 for notes receivable               --              --              --              --              --              --
  Repurchase of common stock at
    $0.20 per share in May and
    August 1999                             --              --              --              --              --              --
  Grant of stock options to
    consultants at $0.20 to
    $1.00 per share for
    services rendered                       --              --              --              --              --              --
  Net loss                                  --              --              --              --              --              --
                                    ------------    ------------    ------------    ------------    ------------    ------------
Balances at December 31, 1999            312,497    $      3,125         578,451    $      5,785       6,472,483    $     64,725
                                    ============    ============    ============    ============    ============    ============

                                                                                                        Deficit
                                                                                        Notes         Accumulated
                                           Common Stock              Additional       Receivable       During the         Total
                                   -----------------------------      Paid-in           from          Development      Stockholders'
                                      Shares           Amount         Capital        Stockholders        Stage            Equity
                                   ------------     ------------    ------------     ------------     ------------     -------------
Balances at Inception
  (February 10, 1997)                   250,000     $      1,250    $     23,750     $       --       $       --       $     25,000

  Issuance of common stock at
    $0.10 per share in March
    1997 for cash                        72,150              361           6,854             --               --              7,215
  Conversion of warrants to
    common stock at $6.00 per
    share in March 1997                   9,631               48          57,738             --               --             57,786
  Issuance of common stock to
    founders and officers at
    $0.20 per share in June
    1997 for notes receivable           428,572            2,143          83,571          (85,714)            --               --
  Issuance of common stock at
    $0.134 per share in June
    1997 for cash                        16,071               80           2,074             --               --              2,154
  Issuance of common stock at
    $0.20 per share in June
    1997 for notes receivable            37,500              188           7,312           (7,500)            --               --
  Issuance of Series A
    convertible preferred
    stock at $2.24 per share
    in June 1997 for cash                  --               --           696,875             --               --            700,000
  Repurchase of common stock
    at $0.20 per share in
    November 1997                       (29,999)            (150)         (5,850)           6,000             --               --
  Write-off of note receivable
    from stockholder                       --               --              --              1,500             --              1,500
  Net loss                                 --               --              --               --           (413,739)        (413,739)
                                   ------------     ------------    ------------     ------------     ------------     ------------
Balances at December 31, 1997           783,925            3,920         872,324          (85,714)        (413,739)         379,916

  Issuance of common stock to
    consultant at $1.00 per
    share rendered in June and
    September 1998 for services           4,157               20           4,137             --               --              4,157
  Issuance of Series B
    convertible preferred stock
    at $9.508 per share from
    June to August 1998 for
    cash, net of issuance
    costs of $82,982                       --               --         5,411,232             --               --          5,417,017
  Net loss                                 --               --              --               --         (1,854,125)      (1,854,125)
                                   ------------     ------------    ------------     ------------     ------------     ------------
Balances at December 31, 1998           788,082            3,940       6,287,693          (85,714)      (2,267,864)       3,946,965

  Issuance of common stock to
    directors at $1.00 per
    share from July to October
    1999 for services rendered           12,602               63          12,539             --               --             12,602
  Issuance of common stock to
    consultants at $1.00 per
    share in June to September
    1999 for services rendered            3,603               18           3,585             --               --              3,603
  Issuance of Series C
    convertible preferred stock
    at $0.618 per share in
    November 1999 for cash, net
    of issuance costs of $27,520           --               --         3,907,754             --               --          3,972,479
  Issuance of common stock to
    consultants at $0.20 per
    share in December 1999 for
    services rendered                     8,892               44           1,735             --               --              1,779
  Exercise of stock options at
    $1.00 per share in August
    1999 for notes receivable            25,000              125          24,875          (25,000)            --               --
  Repurchase of common stock at
    $0.20 per share in May and
    August 1999                         (54,512)            (272)        (10,639)          22,321             --             11,410
  Grant of stock options to
    consultants at $0.20 to
    $1.00 per share for
    services rendered                      --               --            32,431             --               --             32,431
  Net loss                                 --               --              --               --         (5,447,514)      (5,447,514)
                                   ------------     ------------    ------------     ------------     ------------     ------------
Balances at December 31, 1999           783,667     $      3,918    $ 10,259,973     $    (88,393)    $ (7,715,378)    $  2,533,755
                                   ============     ============    ============     ============     ============     ============

The accompanying notes are an integral part of these financial statements.

                              SEBRING SYSTEMS, INC.
                         (A Development Stage Company)

                             STATEMENTS OF CASH FLOWS

                                                                                                   FOR THE PERIOD    FOR THE PERIOD
                                                                                                   FROM INCEPTION    FROM INCEPTION
                                                                                                   (FEBRUARY 10,      (FEBRUARY 10,
                                                                     YEAR ENDED      YEAR ENDED      1997) TO           1997) TO
                                                                    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,       DECEMBER 31,
                                                                        1999            1998           1997               1999
                                                                    ------------    ------------   --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(5,447,514)    $(1,854,125)    $   (413,739)     $  (7,715,378)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
       Depreciation                                                     418,219          91,081            5,155            514,455
       Non-cash compensation expense                                     43,841            --                 --             43,841
       Issuance of common stock to directors
          and consultants for services                                   17,984           4,157               --             22,141
       Changes in assets and liabilities:
          Other noncurrent assets                                        13,250         (39,750)              --            (26,500)
          Prepaid expenses and other                                    (38,847)        (22,445)          (8,310)           (69,602)
          Accounts payable                                              101,899         275,389           19,053            396,341
          Accrued liabilities                                           112,845          40,174           84,320            237,339
          Deferred revenue                                             (250,000)        250,000               --               --
                                                                    -----------     -----------      ------------     -------------
             Net cash used in operating activities                   (5,028,323)     (1,255,519)        (313,521)        (6,597,363)
                                                                    -----------     -----------      ------------     -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (234,431)       (816,650)         (35,134)        (1,086,215)
                                                                    -----------     -----------      ------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Series A convertible
     preferred stock                                                       --              --            700,000            700,000
  Proceeds from issuance of Series B convertible
     preferred stock, net                                                  --         5,417,017               --          5,417,017
  Proceeds from issuance of Series C convertible
     preferred stock, net                                             3,972,479            --                 --          3,972,479
  Principal payments on capital lease obligations                       (72,690)           --                 --            (72,960)
  Proceeds from issuance of common stock                                   --              --             93,655             93,655
                                                                    -----------     -----------      ------------     -------------
             Net cash provided by financing activities                3,899,789       5,417,017          793,655         10,110,461
                                                                    -----------     -----------      ------------     -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (1,362,965)      3,344,848          445,000          2,426,883
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        3,789,848         445,000               --               --
                                                                    -----------     -----------      ------------     -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            $ 2,426,883     $ 3,789,848      $   445,000      $   2,426,883
                                                                    ===========     ===========      ============     =============

The accompanying notes are an integral part of these financial statements.

                             SEBRING SYSTEMS, INC.
                         (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

1.      Organization and Development Stage Risks

Sebring Systems, Inc. (the "Company" or "Sebring") was originally incorporated under the name Sunscoop Corporation in November 1984 in New York. Sebring is developing a silicon switch fabric interconnect solution. This product will be used in network equipment, communications systems and servers. In February 1997, the name was changed to Sebring Systems, Inc. and operations commenced. In September 1998, the Company reincorporated in Delaware. These financial statements present results of the Company from inception (February 10, 1997) to December 31, 1999 as if the Company had been incorporated in Delaware since inception.

Through December 31, 1999, the Company's principal efforts have been focused on raising capital, developing its products and recruiting personnel.

The Company is in the development stage and subject to a number of risks associated with companies in a similar stage of development, including dependence on key employees for technology development and support, volatility of the industry, potential competition from larger, more established companies, the ability to penetrate the market with its products and the ability to obtain adequate financing to support its growth.

In May 2000, pursuant to an Agreement and Plan of Merger (the "Agreement"), Sebring was acquired by PLX Technology, Inc. ("PLX"). As consideration for the transaction, 960,931 shares of PLX common stock were exchanged with all outstanding shares of capital stock of Sebring, subject to the withholding of 10% of such shares in escrow in accordance with the terms of the Agreement, not including consideration for shares of capital stock of Sebring held by the Registrant prior to the acquisition. Holders of Series A and B convertible preferred stock received additional shares of PLX common stock equal in value to the liquidation preference, determined in accordance with the conversion factor set forth in the Agreement. All issued and outstanding shares of Sebring's Series C convertible preferred stock were converted to shares of common stock prior to the effective time of the Agreement. In addition, all outstanding options and warrants to purchase shares of Sebring common stock were automatically converted into options and warrants to purchase 629,650 shares of PLX common stock based on the conversion factor set forth in the Agreement. Prior to entering into the Agreement, PLX had been granted a security interest in substantially all of Sebring's assets in exchange for agreeing to loan up to $1,500,000 to Sebring. The Company has received assurance from PLX that it intends to provide the necessary funding to support the continued operations of the Company through at least January 1, 2001.

2.  Summary Of Significant Accounting Policies

    USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             SEBRING SYSTEMS, INC.
                         (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash in bank checking and money market accounts.

                                                                                  Period from      Period from
                                              Year Ended         Year Ended      Inception to     Inception to
                                             December 31,       December 31,     December 31,     December 31,
                                                 1999              1998              1997             1999
                                             ------------       ------------     ------------     ------------
Supplemental cash flow information:
  Cash paid for taxes                          $  6,795          $  700            $  1,800        $  9,295
  Cash paid for interest                         16,622              --                  --          16,622

Supplemental non-cash disclosure:
  Issuance of common stock for notes
    receivable from stockholders, net
    of repurchases                                2,679              --              85,714          88,393
  Purchases of property and equipment
    through capital lease obligations           630,448              --                  --         630,448

Property and Equipment

Property and equipment consist of purchased software, computer equipment and office furniture and equipment owned by the Company. Property and equipment are recorded at cost and are depreciated using the straight-line method based upon estimated useful lives of three years.

Property and equipment consisted of the following as of December 31:

                                       1999              1998
                                    -----------       -----------
Purchased software                  $   854,964       $   353,723
Computer equipment                      699,963           392,609
Office furniture and equipment          161,736           105,452
                                    -----------       -----------
                                      1,716,663           851,784
Less: Accumulated depreciation         (514,455)          (96,236)
                                    -----------       -----------
                                    $ 1,202,208       $   755,548
                                    ===========       ===========

Stock Compensation

In accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation", the Company has chosen to apply Accounting Principles Board (APB) Opinion 25 and the related interpretations in accounting for its stock option plan. Note 5 to the financial statements contains a summary of the disclosure provisions under SFAS No. 123.

Comprehensive Income (Loss)

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of SFAS No. 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with stockholders ("comprehensive income"). Comprehensive income is the total of net income and all other non-owner changes in equity. For all periods presented, the Company's comprehensive loss was equal to its net loss.

3.   Commitments


The Company leases office space under a noncancellable operating lease. Rent expense under the lease totaled $166,759 for the year ended December 31, 1999. In fiscal 2000, future minimum lease commitments of $110,240 are required. There are no further commitments required under this lease subsequent to fiscal 2000.

The Company entered into a capital lease agreement with a leasing company in September of 1999. The Company purchased software, computer equipment and office furniture and equipment with a cost of $630,448 under this arrangement. Accumulated depreciation as of December 31, 1999 for these assets was approximately $70,000. Principal and interest payments of $16,580 are required monthly, and the lease expires March 2003. In connection with this capital lease agreement, warrants were issued which entitle the leasing company to purchase 4,733 shares of Series B preferred stock (see Note 5). Future minimum lease payments are as follows:


               2000                                            $ 198,960
               2001                                              198,960
               2002                                              198,960
               2003                                              131,258
                                                               ---------
                                                                 728,138
               Less: Amount representing interest at 6%         (170,380)
                                                               ---------
               Present value of lease payments                   557,758
               Less: Current portion                            (122,997)
                                                               ---------
               Long-term portion                               $ 434,761
                                                               =========

4.   Technology Agreement

In June 1998, the Company entered into an agreement (the "Agreement") with an unrelated entity (the "Investor") whereby the Company would receive funding upon the achievement of certain milestones, as defined in the Agreement. In 1998, the Company received $250,000 from the Investor for achieving the first milestone which was recorded as deferred revenue as of December 31, 1998. In November 1999, the Company received $125,000 from the Investor as settlement for the Agreement, which was cancelled by the Investor. Sebring is under no obligation to return these payments to the Investor, has fulfilled all obligations under the Agreement, and accordingly, these payments have been recognized as revenue in 1999.

In connection with the first milestone, in June 1998, the Investor purchased 210,349 shares of Series B convertible preferred stock at $9.508 per share and was issued a warrant for the purchase of shares of the Company's common stock (see Note 5).

\
5.  Stockholders' Equity

    Common Stock

    As of December 31, 1999, the Company has issued 783,667 shares of common stock to employees, directors and consultants. These shares contain certain rights and limitations of each party as summarized in each individual purchase agreement. As of December 31, 1999, a total of 46,667 shares are subject to repurchase by the Company. The repurchase rights lapse or terminate when (i) certain investors provide 36 months of continuous service to the Company, (ii) the first date on which shares of common stock are held by more than 500 persons, (iii) a determination is made by the board of directors that a public market exists for the outstanding shares or (iv) an underwritten public offering is completed.


    Common Stock Reserved for Future Issuance

    As of December 31, 1999, the Company has reserved the following authorized but unissued shares of common stock for issuance in connection with:

              Conversion of preferred stock              7,363,431
              Conversion of warrants                        42,952
              1997 Stock Option/Stock Issuance Plan      2,203,343
                                                         ---------
                                                         9,609,726
                                                         =========

    Convertible Preferred Stock

    The Company has authorized 312,500 shares of Series A, 312,500 shares of Series A-1, 583,198 shares of Series B, 583,198 shares of Series B-1, 8,500,000 shares of Series C and 8,500,000 shares of Series C-1 convertible preferred stock as of December 31, 1999. The Company's board of directors has the authority to establish and define, in one or more series, the price, rights, preferences and dividends of authorized but unissued shares of preferred stock.

    The preferred stock has the following rights, preferences and privileges:

               DIVIDENDS--Noncumulative dividends of $0.18, $0.76 and $0.04 per share are payable annually to holders of Series A, B and C shares, respectively, if declared by the board of directors. From inception through December 31, 1999, no dividends have been declared.

               LIQUIDATION PREFERENCE--In the event of liquidation, the holders of Series C preferred stock are entitled to receive, prior and in preference to any distribution to holders of Series A and B preferred stock and common stock, the amount of $0.618 per share. The holders of Series A and B preferred stock are entitled to receive prior and in preference to any distribution to holders of common stock, the amount of $2.24 and $9.508, respectively, plus all accrued or declared but unpaid dividends for each share of preferred stock outstanding.

               If assets remain in the Company upon completion of full distributions to preferred stockholders, such assets shall be distributed among the holders of preferred and common stock pro rata according to the number of shares of common stock held by such holders (assuming conversion of all preferred stock to common stock).

               CONVERSION--The holders of the preferred stock have the following conversion rights:

                  - Each share of preferred stock is convertible at the option of the holder at any time after the date of issuance into shares of fully paid and nonassessable shares of common stock, determined by dividing the original issue price by the conversion price at the time in effect for such shares.

                  - Each share of preferred stock will convert into shares of common stock immediately upon the sale of common stock in a bona fide underwriting which meets certain minimum conditions.

               VOTING RIGHTS--The holders of the preferred stock have the right to one vote for each share of common stock into which the preferred stock could then be converted. The holders of preferred stock have full voting rights and powers equal to the voting rights and powers of holders of common stock.

        Stock Split

        In July 1999, Sebring's board of directors approved a one-for-twenty reverse stock split of Sebring's outstanding common and preferred stock which was effected December 1999. All share and per share information included in these financial statements have been retroactively adjusted to reflect this stock split.

        Warrants to Purchase Common and Preferred Stock

        In March 1997, the Company issued warrants which entitle the investors to purchase a total of 16,298 shares of common stock at an exercise price of $6.00. These warrants expire in June 2002. In March 1997, warrants to purchase 9,631 shares of common stock were exercised. As of December 31, 1999, warrants to purchase 6,667 shares of common stock had not been exercised.

        In connection with the Agreement (see Note 4) in June 1998, the Company issued a warrant for the purchase of 31,552 shares of common stock at an exercise price of $9.508. The warrant is effective June 15, 2001 and expires June 15, 2003.

        In July 1999, the Company issued warrants which entitle a leasing company to purchase 4,733 shares of Series B preferred stock at an exercise price of $40.00. These warrants expire in July 2004. As of December 31, 1999, none of the warrants had been exercised.

        The fair values of these warrants were estimated on the date of grant using the Black-Scholes model which amounted to a nominal value.

        Notes Receivable from Stockholders

        During June 1997, the Company issued notes receivable for $50,000, $17,857 and $17,857, all bearing interest at 6% per annum, from officers and a founder of the Company as consideration for the purchase of common stock. The notes are secured by a pledge of the purchased shares and accordingly are presented as contra equity. The notes mature June 18, 2004. In August 1999, the Company issued a note receivable for $25,000 from an officer of the Company as consideration for the exercise of options to purchase 25,000 shares of common stock. This note bears interest at 7% per annum and is secured by a pledge of the purchased shares.

        In May 1999, the Company repurchased 32,241 shares of the aforementioned common stock at $0.20 per share as part of a termination agreement with a founder of the Company. These shares represent the unvested portion of the officer's shares. Pursuant to the agreement, the entire note receivable of $17,857 was cancelled and compensation expense of $11,410 related to the vested portion has been recorded in these financial statements.

        In August 1999, the Company repurchased 22,321 shares of the aforementioned common stock at $0.20 per share upon the termination of an officer of the Company and cancelled $4,464 of the note receivable related to the repurchased shares. These shares represent the unvested portion of the officer's shares. As of December 31, 1999, $13,393 is owed to the Company for shares vested.


        Stock Option/Stock Issuance Plan

        During 1997, the Company established the 1997 Stock Option/Stock Issuance Plan (the "Plan") covering employees and consultants of the Company. Under the terms of the Plan, incentive and nonqualified stock options and stock purchase rights may be granted for up to 2,250,000 shares of the Company's authorized but unissued common stock. Options issued under the Plan have a maximum term of 10 years and vest over schedules determined by the board of directors.

        Nonqualified stock options and stock purchase rights may be granted to employees and consultants at no less than 85% of the fair market value of the stock at the date of grant. If the person is a 10% stockholder, then the exercise price of nonqualified stock options and stock purchase rights may be granted at no less than 110% of the fair market value of the stock at the date of grant. Incentive stock options may be granted only to employees for no less than the fair market value of the stock at the date of the grant.


        The Company accounts for the Plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation expense has been recognized. Had compensation expense for the Plan been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the impact on the Company's net loss for all periods presented would have been immaterial. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants made in 1999; risk-free interest rates ranging between 4.71% and 6.14%; expected lives of 4 years; expected volatility of 0.01% for employee options; and dividend yield of 0%.

        Activity in the Plan for the period from inception to December 31, 1999 was as follows:

                                               Options
                                              Available                        Weighted
                                              for Future       Outstanding      Average
                                               Issuance          Options     Exercise Price
                                              ----------       -----------   --------------
Balance at inception (February 10, 1997)            --               --         $   --

  Authorized                                     320,000             --             --
  Granted                                         (9,600)           9,600           0.20
  Additional options authorized                  176,963             --             --
                                              ----------       ----------
Balance, December 31, 1997                       487,363            9,600           0.20

  Granted                                       (124,157)         124,157           1.00
  Exercised                                         --             (4,157)          1.00
                                              ----------       ----------
Balance, December 31, 1998                       363,206          129,600           0.94

  Authorized                                   1,753,037             --             --
  Granted                                     (1,851,090)       1,851,090           0.35
  Cancelled                                      188,136         (188,136)          0.49
  Exercised                                         --            (42,500)          0.83
                                              ----------       ----------
Balance, December 31, 1999                       453,289        1,750,054           0.36
                                              ==========       ==========

Option holders have the right to exercise their options early subject to the right of the Company to repurchase unvested shares at the original purchase price. As of December 31, 1999, 5,000 of such options were exercised and are subject to repurchase.

The weighted average fair value of options issued in fiscal 1999 and 1998 was $0.07 and $0.24, respectively. The options outstanding at December 31, 1999 have exercise prices ranging between $0.20 and $1.00 and a weighted average remaining contractual life of 9.78 years. Of these options, 1,750,054 are exercisable as of December 31, 1999 with a weighted average exercise price of $0.36.

6.  Income Taxes

For income tax reporting purposes, the Company has federal and state net operating loss carryforwards of approximately $5,587,197 and $419,465, respectively, and federal and state research and development tax credit carryforwards of approximately $151,785 and $80,546, respectively. The Federal credit and loss carryforwards will expire commencing in 2012. The state loss carryforward will expire commencing in 2002.

The Company also has other state credits of approximately $28,500 which will expire commencing in 2005. The Internal Revenue Code contains provisions which may limit the net operating loss and credit carryforwards available to be used in any given year if certain events occur, including changes in ownership (see
Note 1).

The components of the net deferred tax asset as of December 31, 1999 and 1998 are as follows:


                                                    1999              1998
                                                 -----------       -----------
 Cumulative net operating loss carryforward      $ 1,979,974       $   561,279
 Capitalized start-up costs                          654,050           210,891
 Research and development tax credit                 232,332            48,960
 Capitalized research and development costs          287,216            62,549
 Other                                               242,781            74,049
 Less: Valuation allowance                        (3,396,353)         (957,728)
                                                 -----------       -----------
                                                 $      --         $      --
                                                 ===========       ===========

The Company has not yet achieved profitable operations. Accordingly, management has recorded a valuation allowance for the entire net deferred tax asset.

7.   Subsequent Events

In February 2000, the Company's board of directors amended the 1997 Stock Option / Stock Issuance plan in order to increase the number of authorized shares for issuance to 2,455,000.

In March 2000, the Company's board of directors amended the 1997 Stock Option / Stock Issuance plan in order to increase the number of authorized shares for issuance to 2,466,000.

                 PLX TECHNOLOGY, INC. AND SEBRING SYSTEMS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           PLX          SEBRING                         PRO FORMA
                                                        YEAR ENDED     YEAR ENDED                        COMBINED
                                                       DECEMBER 31,   DECEMBER 31,    PRO FORMA        DECEMBER 31,
                                                           1999           1999       ADJUSTMENTS           1999
                                                       ------------   ------------   -----------       ------------
Net revenues                                             $ 40,699       $    375       $    --            $ 41,074
Cost of revenues                                           12,868           --             --              12,868
                                                         --------       --------       --------          --------
Gross profit                                               27,831            375           --              28,206
                                                         --------       --------       --------          --------
Operating expenses:
  Research and development                                  7,268          4,272          4,103   A        15,643
  Selling, marketing and administrative                    10,569          1,633           --              12,202
  Amortization of goodwill and other intangibles             --             --            4,202   B         4,202
                                                         --------       --------       --------          --------
Total operating expenses                                   17,837          5,905          8,305            32,047
                                                         --------       --------       --------          --------
Income (loss) from operations                               9,994         (5,530)        (8,305)           (3,841)
Interest income and other, net                              1,473             83           --               1,556
                                                         --------       --------       --------          --------
Income (loss) before provision for income taxes
  and equity in net loss of unconsolidated investee        11,467         (5,447)        (8,305)           (2,285)
Provision (benefit) for income taxes                        3,896           --           (1,436)  C         2,460
                                                         --------       --------       --------          --------
Income (loss) before equity in net loss of
  unconsolidated investee                                   7,571         (5,447)        (6,869)           (4,745)
Equity in net loss of unconsolidated investee                (340)          --              340   D          --
                                                         --------       --------       --------          --------
Net income (loss)                                        $  7,231       $ (5,447)      $ (6,529)         $ (4,745)
                                                         ========       ========       ========          ========
Basic net income (loss) per share                        $   0.43                                        $  (0.26)
                                                         ========                                        ========
Shares used to compute basic per share amounts             17,007                                          17,968
                                                         ========                                        ========
Diluted net income (loss) per share                      $   0.33                                        $  (0.26)
                                                         ========                                        ========
Shares used to compute diluted per share amounts           21,849                                          17,968
                                                         ========                                        ========

The accompanying notes are an integral part of these unaudited pro forma financial statements.

                 PLX TECHNOLOGY, INC. AND SEBRING SYSTEMS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          PLX           SEBRING
                                                       SIX MONTH       SIX MONTH                            PRO FORMA
                                                      PERIOD ENDED    PERIOD ENDED                           COMBINED
                                                        JUNE 30,        JUNE 30,         PRO FORMA           JUNE 30,
                                                          2000            2000          ADJUSTMENTS            2000
                                                      ------------    ------------      -----------         ----------
Net revenues                                            $ 30,632        $   --           $   --              $ 30,632
Cost of revenues                                           8,972            --               --                 8,972
                                                        --------        --------         --------            --------
Gross profit                                              21,660            --               --                21,660
                                                        --------        --------         --------            --------
Operating expenses:
  Research and development                                 4,938           3,072            2,052   A          10,062
  Selling, marketing and administrative                    7,101             660             --                 7,761
  Amortization of goodwill and other intangibles            --              --              2,101   B           2,101
                                                        --------        --------         --------            --------
Total operating expenses                                  12,039           3,732            4,153              19,924
                                                        --------        --------         --------            --------
Income (loss) from operations                              9,621          (3,732)          (4,153)              1,736
Interest income and other, net                             1,037            (103)            --                   934
                                                        --------        --------         --------            --------
Income (loss) before provision for income taxes           10,658          (3,835)          (4,153)              2,670
Provision (benefit) for income taxes                       3,732            --               (718)   C          3,014
                                                        --------        --------         --------            --------
Net income (loss)                                       $  6,926        $ (3,835)        $ (3,435)           $   (344)
                                                        ========        ========         ========            ========
Basic net income (loss) per share                       $   0.31                                             $  (0.01)
                                                        ========                                             ========
Shares used to compute basic per share amounts            22,428                                               23,389
                                                        ========                                             ========
Diluted net income (loss) per share                     $   0.29                                             $  (0.01)
                                                        ========                                             ========
Shares used to compute diluted per share amounts          24,234                                               23,389
                                                        ========                                             ========

The accompanying notes are an integral part of these unaudited pro forma financial statements.

                 PLX TECHNOLOGY, INC. AND SEBRING SYSTEMS, INC.
                        PRO FORMA COMBINED BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                                          PRO FORMA
                                                                               PLX        SEBRING                         COMBINED
                                                                             JUNE 30,     JUNE 30,    PRO FORMA           JUNE 30,
                                                                               2000         2000     ADJUSTMENTS            2000
                                                                            ----------   ----------  -----------          ---------
ASSETS

Current assets:
  Cash and cash equivalents                                                  $ 15,367     $     33         --             $ 15,400
  Short term investments                                                       22,195         --           --               22,195
  Accounts receivable, net                                                      7,045         --           --                7,045
  Inventories                                                                   1,708         --           --                1,708
  Deferred tax assets                                                           1,379         --           --                1,379
  Other current assets                                                          2,653           59       (1,500) E           1,212
                                                                             --------     --------     --------           --------
            Total current assets                                               50,347           92       (1,500)            48,939

Property and equipment, net                                                     1,643        1,047         --                2,690
Other assets                                                                    1,453           26       (1,206) D             273
Long term investments                                                           8,773         --           --                8,773
Goodwill                                                                         --           --         12,962  F          12,962
Other intangible assets                                                          --           --          3,399  F           3,399
                                                                             --------     --------     --------           --------
            Total assets                                                     $ 62,216     $  1,165     $ 13,655           $ 77,036
                                                                             ========     ========     ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                           $  3,035     $    364         --             $  3,399
  Accrued compensation and benefits                                             1,439          442         --                1,881
  Deferred revenue                                                              1,276         --           --                1,276
  Income tax payable                                                              455         --           (198) C             257
  Accrued commissions                                                             550         --           --                  550
  Other accrued expenses                                                        1,281           25         --                1,306
  Other liabilities                                                              --          1,500       (1,500) E            --
                                                                             --------     --------     --------           --------
            Total current liabilities                                           8,036        2,331       (1,698)             8,669
                                                                             --------     --------     --------           --------
            Total liabilities                                                   8,036        2,331       (1,698)             8,669
                                                                             --------     --------     --------           --------
Stockholders' equity:
  Convertible preferred stock                                                    --             74          (74) G            --
  Common stock                                                                     22          150         (149) G, H           23
  Additional paid-in capital                                                   37,839       10,249       32,050  G, H       80,138
  Deferred compensation                                                          (147)        --        (11,968) H         (12,115)
  Notes receivable from stockholders                                             --            (88)        --                  (88)
  Accumulated other comprehensive loss                                            (44)        --           --                  (44)
  Retained earnings (deficit)                                                  16,510      (11,551)      (4,506) G             453
                                                                             --------     --------     --------           --------
            Total stockholders' equity (deficit)                               54,180       (1,166)      15,353             68,367
                                                                             --------     --------     --------           --------
            Total liabilities and stockholders' equity (deficit)             $ 62,216     $  1,165     $ 13,655           $ 77,036
                                                                             ========     ========     ========           ========

The accompanying notes are an integral part of these unaudited pro forma financial statements.

                 PLX TECHNOLOGY, INC. AND SEBRING SYSTEMS, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma combined statements of operations assume the business combination took place as of the beginning of the periods presented.

On a combined basis, there were no material transactions between Sebring Systems, Inc. ("Sebring") and PLX Technology, Inc. ("PLX") during the periods presented. There are no material differences between the accounting policies of Sebring and PLX. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Sebring and PLX filed consolidated income tax returns during the periods presented.

NOTE 2. ACQUISITION ACCOUNTING

In May 2000, PLX completed the acquisition of Sebring with a purchase price, including assumed liabilities, of approximately $32.3 million. Additionally, PLX recorded $12.3 million in deferred compensation expense on options granted to employees below fair market value related to the acquisition of Sebring. The estimated purchase price of the Sebring acquisition is summarized below:

(IN THOUSANDS)

     Prior consideration ..........................       $   681
     Stock consideration ..........................        24,196
     Converted options ............................         4,672
     Assumed Liabilities ..........................         2,242
     Acquisition costs ............................           525
                                                          -------
     Total consideration ..........................       $32,316
                                                          =======

PLX accounted for the acquisition of Sebring using the purchase method of accounting. The preliminary allocation of PLX's purchase price to the net tangible assets and identifiable intangible assets acquired and liabilities assumed on the date of acquisition was based on an independent appraisal and estimate of fair value and is summarized below.

(IN THOUSANDS)

     Net tangible assets ...........................      $ 1,165
     In-process technology .........................       14,342
     Goodwill and other intangible assets:
       Goodwill ....................................       13,339
       Acquired employees ..........................          983
       Tradename ...................................          355
       Patents .....................................        2,132
                                                          -------
     Net assets acquired ...........................      $32,316
                                                          =======

The net tangible assets acquired were comprised primarily of property and equipment and accrued liabilities. The acquired in-process technology was written-off in the second quarter of fiscal 2000. The estimated weighted average useful life of the intangible assets for patents, tradenames, and the residual goodwill, created as a result of the acquisition of Sebring is approximately four years. Deferred compensation is being amortized over the vesting period of three years.

The $14.3 million allocation of the purchase price to the acquired in-process technology was determined by identifying research projects in areas for which technological feasibility had not been established and no alternative future uses existed. PLX acquired technology consisting of silicon switch fabric interconnect solutions. The value was determined by estimating the expected cash flows from the project once commercially viable, discounting the net cash flows to their present value, and then applying a percentage of completion to the calculated value.

NOTE 3. PRO FORMA NET INCOME (LOSS) PER SHARE
Basic pro forma net loss per share for the periods presented was calculated based on the conversion of 1.0 million shares of Sebring common stock outstanding at June 30, 2000 and December 31, 1999. Diluted net loss per share for the pro forma combined periods ending June 30, 2000 and December 31, 1999 did not include common stock equivalents from the PLX and Sebring option plans because they were antidilutive.

NOTE 4. PRO FORMA ADJUSTMENTS
The following unaudited pro forma adjustments give effect to the combination of PLX and Sebring as if such transaction occurred as of January 1, 1999. The unaudited pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results.

(A) To record deferred compensation expense on options granted to employees below fair market value related to the acquisition of Sebring.

(B) To record amortization of goodwill and other intangibles related to the acquisition of Sebring.

(C) To adjust the tax provision for additional expenses related to Sebring and the combined entity.

(D) To eliminate the investment in Sebring.

(E) To eliminate the intercompany loan between PLX and Sebring.

(F) To record goodwill and other intangible assets, net of amortization, recorded subsequent to the acquisition of Sebring.

(G) To eliminate Sebring equity accounts.

(H) To reflect the value of the shares of PLX to be issued in connection with the acquisition.

                                  EXHIBIT INDEX



         Exhibit
          Number                          Description
          ------                          -----------
           2.1              Agreement and Plan of Merger dated April 19, 2000 by
                            and among PLX Technology, Inc., OKW Technology
                            Acquisition Corporation and Sebring Systems, Inc.
                            (Incorporated by reference to Exhibit 2.1 to Form
                            8-K as filed May 30, 2000)

          23.1              Consent of Arthur Andersen LLP, Independent Public
                            Accountants.

Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and schedules to this Agreement and Plan of Merger have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.


       EXHIBIT/SCHEDULE                              NAME
       ----------------                              ----
       Exhibit A                Certain Definitions
       Exhibit B                Escrow Agreement
       Exhibit C                Financial Statements
       Exhibit D                Proprietary Information and Inventions Agreement
       Exhibit E                Shelf Registration Agreement
       Exhibit F                Voting Agreement
       Exhibit G                Opinion from Company Counsel
       Exhibit H                Opinion from Acquiror's Counsel
                                Company Disclosure Schedule
                                Acquiror Schedules